                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            FORRESTER RESEARCH, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            FORRESTER RESEARCH, INC.
                             400 TECHNOLOGY SQUARE
                         CAMBRIDGE, MASSACHUSETTS 02139

GEORGE F. COLONY
CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

                                                                  April 12, 2002

To Our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 14, 2002, at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time).

     On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the proxy statement, please promptly mark, sign, date, and return the enclosed proxy card to ensure that your shares will be represented.

     We hope that many of you will be able to attend in person. I look forward to seeing you there.

                                          Sincerely yours,

                                          /s/ George F. Colony

                                          GEORGE F. COLONY
                                          Chairman of the Board
                                          and Chief Executive Officer

                            FORRESTER RESEARCH, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002

     Notice is hereby given that the Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 14, 2002 for the following purposes:

     1. To elect two Class I directors to serve until the 2005 Annual Meeting of Stockholders;

     2. To approve an increase in the number of shares of common stock available for purchase under Forrester's 1996 Employee Stock Purchase Plan;

     3. To approve an increase in the number of shares of common stock available for issuance under Forrester's Amended and Restated 1996 Stock Option Plan for Non-Employee Directors; and

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Stockholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting. If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors

                                          TIMOTHY J. MOYNIHAN, ESQ.
                                          Secretary

Cambridge, Massachusetts
April 12, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN AND
  RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO
                         ATTEND THE MEETING IN PERSON.

                            FORRESTER RESEARCH, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002
                                PROXY STATEMENT

     The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting the enclosed proxy from our stockholders. The proxy will be used at our 2002 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. (local time) on Tuesday, May 14, 2002 at the offices of Ropes & Gray, One International Place, Boston, Massachusetts. This proxy statement is being mailed to stockholders on or about April 12, 2002.

     This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures.

     We use several abbreviations in this proxy statement. We call our Board of Directors the "Board" and refer to our fiscal year which began on January 1, 2001 and ended on December 31, 2001 as "fiscal 2001."

WHO MAY ATTEND AND VOTE?

     Stockholders who owned our common stock at the close of business on April 2, 2002 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the "record date." As of the record date, we had 23,281,340 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.

HOW DO I VOTE?

     If you are a stockholder of record of our common stock, you may vote:

     - In person. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

     - By Mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

     By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted as you direct on the proxy card. If a proxy card is signed and received by our Secretary but no instructions are indicated, then the proxy will be voted "FOR" the election of the nominees for director, "FOR" the approval of an increase in the number of shares of common stock available for purchase under our 1996 Employee Stock Purchase Plan, and "FOR" the approval of an increase in the number of shares of common stock available for issuance under our Amended and Restated 1996 Stock Option Plan for Non-Employee Directors.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     The Board recommends that you vote:

     - FOR the election of the two nominees for Class I directors identified in Proposal One;

     - FOR the increase in the number of shares of common stock available for purchase under our 1996 Employee Stock Purchase Plan; and

     - FOR the increase in the number of shares of common stock available for issuance under our Amended and Restated 1996 Stock Option Plan for Non-Employee Directors.

If you submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

     A majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of Class I directors at the meeting who receive the greatest number of votes properly cast for the election of directors will be elected. In the election of Class I directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. The approval of the increase in the number of shares of common stock available for purchase under our 1996 Employee Stock Purchase Plan and the increase in the number of shares of common stock available for issuance under our Amended and Restated 1996 Stock Option Plan for Non-Employee Directors requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote.

     Shares represented by proxies that indicate an abstention or a "broker non-vote" (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Shares indicating an abstention and shares indicating a broker non-vote, however, will not constitute votes cast at the meeting and thus will have no effect on the outcome.

     If you hold shares in "street name" (that is, through a bank, broker or other nominee), the bank, broker, or other nominee will provide you with separate voting instructions on the form you receive from them. If you hold shares in "street name" and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on the record date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy card from that person and bring it to the annual meeting.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may revoke a proxy any time before it is voted by:

     - returning to us a newly signed proxy card bearing a later date;

     - delivering a written instrument to our Secretary revoking the proxy card; or

     - attending the annual meeting and voting in person.

WHO WILL BEAR THE COST OF PROXY SOLICITATION?

     We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. George F. Colony and Michael H. Welles are the Class I directors whose terms expire at this annual meeting. The Board of Directors has nominated them to serve as Class I directors until the 2005 annual meeting.

     The proxies intend to vote each share for which a properly completed proxy card has been returned and not revoked in favor of the Class I directors named above. If you wish to withhold the authority to vote for the election of either nominee, your returned proxy card must be marked to that effect.

     It is expected that Mr. Colony and Mr. Welles will be able to serve, but if either of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

             NOMINEES FOR CLASS I DIRECTORS -- TERMS EXPIRING 2005

     George F. Colony, age 48, a Class I director, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester's President since September 2001, and he previously was Forrester's President from 1983 to 2000.

     Michael H. Welles, age 47, a Class I director, became a director of Forrester in November 1996. Since July 2000, Mr. Welles has served as vice president and general manager of the platforms business with NMS Communications, an OEM infrastructure supplier to the telecom industry. From May 1997 to June 2000, he served as vice president of news operations and engineering for Individual.com, NewsEdge Corporation, and Individual, Inc., a group of solutions companies, and from 1991 to 1997, he served as a general manager of Lotus Development Corporation, a software company.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE
                                  NAMED ABOVE.

               CLASS III DIRECTOR CONTINUING IN OFFICE UNTIL 2003

     Robert M. Galford, age 49, a Class III director, became a director of Forrester in November 1996. Mr. Galford is currently managing partner of the Center for Executive Development, an executive education provider, in Boston. From 1999 to April 2001, he was the executive vice president and chief people officer at Digitas, Inc., a technology and marketing services firm. From 1994 to 1999, he consulted to professional services firms and taught in the Executive Programs at the Kellogg School of Management at Northwestern University and Columbia University's Graduate School of Business. From 1993 to 1994, he taught at Boston University. Prior to his work in executive education, Mr. Galford served as vice president of the MAC Group from 1986 to 1991 and its successor firm, Gemini Consulting, from 1991 to 1994, both of which are management consulting firms.

               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2004

     Henk W. Broeders, age 49, a Class II director, became a director of Forrester in May 1998. Mr. Broeders is currently Chairman of the Executive Board of Cap Gemini N.V., a management consulting firm located in the Netherlands and the Dutch subsidiary of the global CGEY organization. From 1992 to 1998, Mr. Broeders served as a general manager of IQUIP Informatica B.V., a software company located in the Netherlands.

     George R. Hornig, age 47, a Class II director, became a director of Forrester in November 1996. Mr. Hornig is currently a managing director at Credit Suisse First Boston, an investment banking firm. From 1993 to 1998, he served as an executive vice president of Deutsche Bank Americas Holding Corporation, a diversified financial services holding company, and several of its affiliated entities. He is also director of Unity Mutual Life Insurance Company and U.S. Timberlands Company, L.P.

INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

  BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held eight meetings during fiscal 2001. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he is a member. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

     Our Audit Committee consists of three members: George R. Hornig, Henk W. Broeders, and Michael H. Welles, none of whom is an executive officer or employee of Forrester. The Audit Committee held five meetings during fiscal 2001. The Audit Committee reviews our results of operations with our officers responsible for accounting matters and, from time to time, meets with our independent auditors. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities. See "Report of the Audit Committee of the Board of Directors" on page 15 for more information.

     Our Compensation Committee consists of two members: Robert M. Galford and Michael H. Welles. The Compensation Committee held four meetings during fiscal 2001. The Compensation Committee, acting through our authorized officers, administers our stock option plans, approves salaries and bonuses and other compensation matters for our executive officers, and reviews annual compensation for all other officers and significant employees. See "Report of the Compensation Committee of the Board of Directors" on page 13 for more information.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Galford and Welles, neither of whom is or has been an executive officer or employee of Forrester.

     None of our executive officers serves:

          (1) as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee;

          (2) as a member of the board of directors of any entity that has one or more executive officers serving as a member of our Compensation Committee; or

          (3) as a member of the executive compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

DIRECTOR COMPENSATION

  EXPENSE REIMBURSEMENT

     Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

 AMENDED AND RESTATED 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     Under the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors, following each annual meeting of stockholders, our four existing non-employee directors each receive an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value on the date of grant. These options vest in four equal installments starting on the first anniversary of the date of grant. After last year's annual meeting, our four non-employee directors each received an option to purchase 12,500 shares of our common stock at an exercise price of $26.50 per share, the fair market value of our common stock on the date of last year's annual meeting. These options vest in four equal installments starting on the first anniversary of the date of grant. Each newly elected, non-employee director will receive an option to purchase 6,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date he or she is first elected as a director. These options vest in four equal installments commencing on the date of grant and thereafter on the first, second, and third anniversaries of the date of grant.

     The Compensation Committee of the Board of Directors also has the authority under the plan to grant options to non-employee directors in such amounts and on such terms as it shall determine at the time of grant.

                                 PROPOSAL TWO:

                         AMENDMENT TO THE 1996 EMPLOYEE
                              STOCK PURCHASE PLAN

     The 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") is intended to provide a method by which our eligible employees may use voluntary, systematic payroll deductions to purchase shares of our common stock and thus acquire an interest in the future of our company. A total of 400,000 shares of common stock were initially available for purchase under the Stock Purchase Plan. As of the record date, approximately 382,000 shares of common stock had been purchased under the Stock Purchase Plan, and approximately 18,000 shares remained available for purchase.

     On January 29, 2002, our Board of Directors voted to increase the number of shares of common stock available for purchase under the Stock Purchase Plan by 500,000 shares, subject to approval by our stockholders. Our Board of Directors believes that the increase in the number of shares available for purchase under the Stock Purchase Plan will allow us to attract and retain talented professionals and help align our employees' incentives with the objective of enhancing stockholder value.

     The following summarizes the key features of the Stock Purchase Plan.

ADMINISTRATION

     The Board of Directors, acting through our authorized officers, administers the Stock Purchase Plan.

ELIGIBLE EMPLOYEES

     Each employee (a) who has completed six months or more of continuous employment with us, and (b) whose customary employment is more than 20 hours per week, is eligible to participate in the Stock Purchase Plan. The number of employees participating in the Stock Purchase Plan as of the record date, was approximately 145.

MAXIMUM NUMBER OF SHARES

     Currently, up to 400,000 shares of our common stock are available for purchase under the Stock Purchase Plan, subject to adjustments for stock splits, stock dividends, recapitalizations, mergers, consolidations, or other changes in our common stock. Our Board of Directors approved and recommends that the stockholders approve an increase of an additional 500,000 shares of our common stock available for purchase under the Stock Purchase Plan.

METHOD OF PARTICIPATION

     An eligible employee may elect to participate in the Stock Purchase Plan by executing and providing to us a payroll deduction authorization form at least 15 days prior to the first day of any six-month period in which eligible employees are granted options (as defined below) under the Stock Purchase Plan. We refer to this six-month period as the "option period." Such eligible employee then becomes a "participant" on the first day of the option period and remains a participant until his or her participation is terminated as provided in the Stock Purchase Plan.

     By completing a payroll deduction authorization form, each participant designates a whole percentage of compensation to be withheld. The maximum amount that may be withheld per option period is $10,000, and the percentage withheld must not be less than 2% or more than 10% of compensation. During an option period and upon written notice, a participant may decrease (but not increase) the percentage -- by whole percentage points -- of compensation withheld. We maintain a withholding account reflecting each participant's payroll deductions during an option period.

     At the beginning of each option period, a participant is granted the right to purchase shares of our common stock under the Stock Purchase Plan. We refer to this right as an "option." On the last day of the option period, the option is deemed to be exercised for the number of whole shares equal to the quotient obtained by dividing the balance in the participant's withholding account by the purchase price of our common stock. The Stock Purchase Plan provides for a purchase price of our common stock equal to the lesser of (a) 85% of the fair market value of our common stock on the date of purchase (which is the last business day of the applicable option period) or (b) 85% of the fair market value on the first day of the applicable option period. The Stock Purchase Plan defines fair market value as the closing price of our common stock on the relevant day. As soon as practicable after the end of an option period, we issue and deliver certificates representing the shares purchased under the stock purchase plan.

CANCELLATION, WITHDRAWAL, AND TERMINATION

     A participant who holds an option may cancel it at any time by written notice. A participant may also terminate a payroll deduction at any time by written notice. Upon any such cancellation or termination, the participant's withholding account balance will be returned to the participant, without interest. Once a participant cancels or terminates participation, he or she must wait until a subsequent option period to rejoin the Stock Purchase Plan.

     An eligible employee will cease to be a participant upon termination of employment for any reason, and any option held by such participant under the Stock Purchase Plan will be deemed cancelled. We will return the balance of the withholding account to the participant, who will have no further rights under the Stock Purchase Plan.

FEDERAL INCOME TAX ASPECTS OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" or ESPP under Section 423 of the Internal Revenue Code. The following summary of certain federal income tax consequences assumes that the Stock Purchase Plan so qualifies. The summary does not purport to be complete and, among other things, does not discuss the income tax laws of any municipality, state, or foreign country.

     No taxable income results when a Stock Purchase Plan participation is granted or exercises an option. If the participant disposes of the shares acquired upon exercise more than two years after the date of grant of the option and more than one year after exercise, of dies at any time while holding the shares, the disposition will result in ordinary income equal to the lesser or
(i) 15% of the fair market value of the stock at the time the option was granted, or (ii) the excess, if any, of the fair market value of the stock at the time of disposition or death over the exercise price. We will not be entitled to a deduction for this ordinary income amount. A participant who disposes of the shares during the one-year or two-year holding periods described above will have ordinary income in the year of the disposition equal to the excess of the fair market value of the stock at the time the option was exercised over the exercise price, and a corresponding deduction will be available to us. Any additional gain, or any loss, recognized by the participant in connection with the disposition will be taxable as a capital gain or loss, long-term or short-term depending on the participant's holding period in the shares.

     The Internal Revenue Service has indicated that it will not assess FICA or FUTA tax upon the exercise of an employee stock purchase plan option exercised before January 1, 2003 or treat the disposition of shares acquired upon such an exercise as requiring income tax withholding. These rules may change if additional guidance proposed by the Internal Revenue Service is finalized or if proposed legislation with respect to the employment tax treatment of statutory options is enacted.

MARKET VALUE OF OUR COMMON STOCK

     The closing price of our common stock, as reported on the Nasdaq National Market on April 2, 2002, was $18.86 per share.

RECOMMENDATION AND VOTE

     Our Board of Directors believes that the increase in the number of shares available under the Stock Purchase Plan will promote the interests of the stockholders and enable us to attract, retain and compensate employees.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
       STOCKHOLDERS VOTE TO APPROVE THE INCREASE IN THE NUMBER OF SHARES
                     OF COMMON STOCK AVAILABLE FOR PURCHASE
                  UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL THREE:

            AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS

     The Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan") is designed to enhance our ability to attract and retain non-employee directors who are in a position to make significant contributions to our success by allowing them to become owners of our common stock. A total of 300,000 shares of common stock were initially available for issuance under the Director Plan. As of the record date, 60,000 shares remained available for grant under the Director Plan.

     On January 29, 2002, our Board of Directors voted to increase the number of shares of common stock available for issuance under the Director Plan by 300,000 shares, subject to approval by the stockholders. Our Board of Directors believes that the increase in the number of shares available for issuance will allow us to attract and retain talented directors and helps align our directors' incentives with the objective of enhancing stockholder value.

     The following summarizes the key features of the Director Plan.

ADMINISTRATION

     The Compensation Committee administers the Director Plan.

ELIGIBLE PARTICIPANTS

     Only directors who are not our employees are eligible to participate in the Director Plan.

MAXIMUM NUMBER OF SHARES

     Currently, up to 300,000 shares of our common stock were available for issuance under the Director Plan, subject to adjustments for stock splits, stock dividends, recapitalizations, or other changes in our common stock. As of the record date, 60,000 shares remained available for issuance under the Director Plan. Our Board of Directors approved and recommends that the stockholders approve an increase in the number of shares of our common stock available for issuance under the Director Plan by 300,000 shares.

TYPES OF AWARDS

     The Director Plan permits the Board of Directors to grant both formula options and discretionary options.

     - Formula Options. Each newly elected, non-employee director will receive an option to purchase 6,000 shares of our common stock on the date he or she is elected at an exercise price equal to the fair market value of our common stock on the date of grant. These options become immediately exercisable as to one-quarter of the shares on the date of grant and then vest as to one-quarter of the shares of each of the first, second, and third anniversaries of the date of grant. Additionally, following each annual meeting of stockholders, each eligible director is awarded an option to purchase 12,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of the grant. The Director Plan defines fair market value as the average of the high and low sales price of our common stock on the date of grant. These options vest in four equal installments, starting on the first anniversary of the date of grant.

     - Discretionary Options. The Compensation Committee also has the authority to award options to purchase shares of our common stock in such amounts and on such terms not inconsistent with the Director Plan as it shall determine at the time of the award.

TERM OF OPTION

     Options granted under the Director Plan have a term of ten years.

PLAN BENEFITS

     The following table sets forth information with respect to the options that will be granted under the Director Plan to our eligible directors immediately after this year's annual meeting. As discussed above, our executive officers and employees are not eligible for grants under the Director Plan.

                                                                  NUMBER OF
                                                               SHARES SUBJECT
                                                                 TO OPTIONS
                                                                GRANTED UNDER
DIRECTOR                                                      THE DIRECTOR PLAN
--------                                                      -----------------
Henk W. Broeders............................................       12,500
Robert M. Galford...........................................       12,500
George R. Hornig............................................       12,500
Michael H. Welles...........................................       12,500

TERMINATION AND AMENDMENT

     Except as otherwise provided, if an eligible director ceases to be a director of Forrester, all unvested options held by that director will terminate and options that are vested on that date will continue to be exercisable for a three-month period.

MERGERS AND SALE OF ASSETS

     In the event of a consolidation or merger in which we are not the surviving entity or a sale of substantially all of our assets to another entity, all options granted under the Director Plan will terminate, provided that 20 days prior to the effective date of the consolidation, merger, or sale of our assets, all options granted under the Director Plan will become exercisable.

FEDERAL INCOME TAX ASPECTS OF THE DIRECTOR PLAN

     The following is a brief summary of the effect of U.S. federal income taxation upon the eligible directors and Forrester with respect to the grant and exercise of options under the Director Plan. This summary does not purport to be complete, and, among other things, does not discuss the income tax laws of any municipality, state, or foreign country.

     Options granted under the Director Plan are nonstatutory stock options. Generally, a director will not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon its exercise, the director will recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon the subsequent sale or exchange of such shares by the director, any difference between the sale price and the director's tax basis (exercise price plus the income recognized upon exercise), to the extent recognized as a gain or loss in connection with the sale or exchange, will be treated as capital gain or loss, long-term or short-term depending on the director's holding period in the shares. A tax deduction will be available to us in the amount and at the time that the director recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

MARKET VALUE OF OUR COMMON STOCK

     The closing price of our common stock, as reported on the Nasdaq National Market on April 2, 2002, was $18.86 per share.

RECOMMENDATION AND VOTE

     Our Board of Directors believes that the increase in the number of shares available under the Director Plan will promote the interests of the stockholders and enable us to attract, retain, and reward directors.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE INCREASE IN THE NUMBER OF SHARES OF
 COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED 1996 STOCK
                    OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes provide information with respect to the beneficial ownership of our outstanding common stock as of April 2, 2002 by:

          (i) each person who we know beneficially owns more than 5% of our common stock;

          (ii) each of the executive officers named in the Summary Compensation Table;

          (iii) each member of our Board of Directors; and

          (iv) our directors and executive officers as a group.

     Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                              ----------------------------
                                                                 SHARES      PERCENTAGE OF
                                                              BENEFICIALLY    OUTSTANDING
NAME OF BENEFICIAL OWNER                                        OWNED(1)        SHARES
------------------------                                      ------------   -------------
George F. Colony, c/o Forrester Research, Inc.,.............   8,264,743         35.5%
  400 Technology Square,
  Cambridge, MA, 02139(2)
Estate of William M. Bluestein, Ph.D.(3)....................     257,367          1.1%
Mary A. Modahl..............................................          --            *
Joel Blenner(4).............................................      68,363            *
Susan Whirty Maffei, Esq.(5)................................     114,250            *
Stanley H. Dolberg(6).......................................      84,126            *
Emily Nagle Green(7)........................................      94,134            *
Robert M. Galford(8)........................................      25,358            *
Henk W. Broeders(9).........................................      16,792            *
George R. Hornig(10)........................................      14,125            *
Michael H. Welles(11).......................................      48,466            *
Directors and executive officers as a group (18 persons)....   9,231,921         39.7%

---------------

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Shares subject to options exercisable currently or within 60 days of April 2, 2002 are included as beneficially owned.

 (2) Includes 1,580 shares held by Mr. Colony's wife as to which Mr. Colony disclaims beneficial ownership. Includes 155,968 shares that are subject to options Mr. Colony granted to six key employees.

 (3) Includes 214,684 shares issuable on the exercise of options exercisable currently or within 60 days which number includes 60,968 options granted by Mr. Colony. Mr. Bluestein passed away on September 4, 2001, and consequently, the rights associated with all of his stock options have transferred to his estate.

 (4) Includes 66,667 shares issuable on the exercise of options exercisable currently or within 60 days.

 (5) Includes 111,380 shares issuable on the exercise of options exercisable currently or within 60 days.

 (6) Includes 83,333 shares issuable on the exercise of options exercisable currently or within 60 days.

 (7) Includes 77,998 shares issuable on the exercise of options exercisable currently or within 60 days.

 (8) Includes 2,400 shares held in trust for Mr. Galford's children as to which Mr. Galford disclaims beneficial ownership and 22,958 shares issuable on the exercise of options exercisable currently or within 60 days.

 (9) Includes 16,792 shares issuable on the exercise of options exercisable currently or within 60 days.

(10) Includes 14,125 shares issuable on the exercise of options exercisable currently or within 60 days.

(11) Includes 47,458 shares issuable on the exercise of options exercisable currently or within 60 days.

  *  Less than 1%.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the compensation paid or awarded during fiscal 2001 to our Chief Executive Officer and each of our four most highly compensated executives as of December 31, 2001. In addition, we have included information for Ms. Modahl and Mr. Bluestein, former executive officers, as each would have been one of our four most highly compensated executives as of December 31, 2001 if they had been serving as one of our executive officers as of that date. We refer to these officers as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                        ------------
                                              ANNUAL COMPENSATION(1)     SECURITIES
                                              -----------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY         BONUS       OPTIONS      COMPENSATION
---------------------------            ----   ---------     ---------   ------------   ------------
George F. Colony.....................  2001   $250,000      $ 77,500          100             --
  Chairman of the Board, President,
     and                               2000   $241,667      $210,833          200             --
  Chief Executive Officer              1999   $200,000      $ 65,000       10,500             --
William M. Bluestein, Ph.D. .........  2001   $168,750(2)   $ 24,063(2)       100        $29,166(2)
  Former President and Chief
     Operating                         2000   $245,000      $195,825      150,200             --
  Officer                              1999   $207,500      $ 71,325      120,500             --
Mary A. Modahl.......................  2001   $142,847(3)   $ 15,125(3)       100        $96,441(3)
  Former Vice President, Marketing     2000   $220,000      $142,038          200             --
                                       1999   $200,000      $ 77,325      120,500             --
Joel Blenner.........................  2001   $220,004      $ 56,210          100             --
  Vice President, Worldwide Sales      2000   $200,000      $152,594          200             --
                                       1999   $139,394      $ 81,250      208,400             --
Susan Whirty Maffei, Esq. ...........  2001   $220,004      $ 51,330          100             --
  Chief Financial Officer, General     2000   $210,000      $142,550          200             --
  Counsel, and Vice President,         1999   $173,750      $ 87,548      167,500             --
  Operations
Stanley H. Dolberg...................  2001   $220,004      $ 47,380          100             --
  Vice President, Strategy             2000   $200,000      $125,750          200             --
                                       1999   $179,166      $ 56,662      185,500             --
Emily Nagle Green....................  2001   $220,004      $ 45,569          100             --
  Managing Director, Forrester N.A.    2000   $200,000      $121,350          200             --
                                       1999   $187,500      $ 54,837      135,500             --

---------------

(1) No named executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his salary and bonus.

(2) Mr. Bluestein passed away on September 4, 2001, and his salary and bonus reflect all such payments made to him through September 4, 2001. We paid an additional $29,166 in base salary to Mr. Bluestein's estate, which is set forth as other compensation.

(3) Ms. Modahl left Forrester on August 28, 2001, and her salary and bonus reflect all such payments made to her through August 28, 2001. We paid Ms. Modahl an additional $96,441 in severance benefits, which is set forth as other compensation.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to, and exercised by, the named executive officers during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                                 % OF TOTAL                            AT ANNUAL RATES
                                    NUMBER OF     OPTIONS                               OF STOCK PRICE
                                   SECURITIES    GRANTED TO                            APPRECIATION FOR
                                   UNDERLYING    EMPLOYEES    EXERCISE                  OPTION TERM(3)
                                     OPTIONS     IN FISCAL      PRICE     EXPIRATION   ----------------
NAME                               GRANTED (#)      YEAR      ($/SHARE)      DATE      5% ($)   10% ($)
----                               -----------   ----------   ---------   ----------   ------   -------
George F. Colony.................      100(1)        *         $27.68      3/17/07      $604    $1,690
William M. Bluestein, Ph.D. .....      100(2)        *         $25.16      3/17/07      $856    $1,942
Mary A. Modahl...................      100(2)        *         $25.16      3/17/07      $856    $1,942
Joel Blenner.....................      100(2)        *         $25.16      3/17/07      $856    $1,942
Susan Whirty Maffei, Esq. .......      100(2)        *         $25.16      3/17/07      $856    $1,942
Stanley H. Dolberg...............      100(2)        *         $25.16      3/17/07      $856    $1,942
Emily Nagle Green................      100(2)        *         $25.16      3/17/07      $856    $1,942

---------------

(1) The exercise price of the options granted is equal to 110% of the fair market value of our common stock on the date of grant. Pursuant to the terms set forth in the option certificate, the option was to become exercisable in full on March 16, 2007 or earlier if we achieved a predetermined financial goal. We did not achieve the goal prior to December 31, 2001. Therefore the option will vest and become exercisable on March 16, 2007. All options expire approximately 6 years from the date of grant.

(2) The exercise price of the options granted is equal to the fair market value of our common stock on the date of grant. Pursuant to the terms set forth in the option certificate, the option was to become exercisable in full on March 16, 2007 or earlier if we achieved a pre-determined financial goal. We did not achieve the goal prior to December 31, 2001. Therefore the option will vest and become exercisable on March 16, 2007. All options expire approximately 6 years from the date of grant. Because Mr. Bluestein passed away on September 4, 2001 and Ms. Modahl left Forrester on August 28, 2001, options granted to them in 2001 expired on September 4 and August 28, respectively.

(3) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the holder's continued employment through the option period, and the date on which the options are exercised.

 *  Less than 1%

     The following table contains information for the named executive officers concerning the exercise of options during fiscal 2001 and unexercised options held as of the end of fiscal 2001.

                    AGGREGATED OPTION EXERCISES IN 2001 AND
                         FISCAL YEAR-END OPTION VALUES

                                                                             FISCAL YEAR-END OPTION VALUES
                                                               ---------------------------------------------------------
                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT FISCAL                 AT FISCAL
                                 SHARES                               YEAR-END (#):               YEAR-END ($)(1):
                              ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                          EXERCISE (#)   REALIZED ($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   ---------------   -----------   -------------   -----------   -------------
George F. Colony............         --                --         11,500           800       $   85,650            --
William M. Bluestein,
  Ph.D. ....................    151,456        $2,424,319        214,684            --       $1,599,378            --
Mary A. Modahl..............    193,335        $4,890,978             --            --               --            --
Joel Blenner................     66,733        $  703,565             --        66,967               --      $576,003
Susan Whirty Maffei,
  Esq. .....................    115,000        $2,442,056        111,380        60,802       $1,072,948      $507,017
Stanley H. Dolberg..........     51,668        $  875,444        109,000        60,802       $  254,121      $227,678
Emily Nagle Green...........     55,530        $1,611,471         82,998        50,802       $  334,133      $422,517

---------------

(1) Based upon the market price of $20.14 per share, which was the closing price per share of our common stock on the Nasdaq National Market on the last trading day of fiscal 2001 less the option exercise price per share.

(2) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     We entered a severance agreement with Joel Blenner on April 1, 1999. The agreement states that if Mr. Blenner's employment is terminated by us without cause, he will be entitled to:

     - one year of his base salary, payable in accordance with our normal payroll practices; and

     - all options scheduled to vest during the year Mr. Blenner receives severance pay.

     We entered into a severance agreement with Mary Modahl dated August 27, 2001. Under the agreement, Ms. Modahl is entitled to receive 6 months of base salary, plus one-half of her annualized target bonus for that period, payable in accordance with our normal payroll practices.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Following Forrester's initial public offering, the Board of Directors appointed a Compensation Committee consisting of Robert M. Galford and Michael
H. Welles. The Compensation Committee is responsible for reviewing with management the compensation of Forrester's directors, officers, employees, and agents, making recommendations to the Board of Directors, and administering Forrester's stock plans.

     Forrester's culture emphasizes certain key values -- quality, cooperation, and creativity -- that it believes are critical to its continued growth. To encourage achievement of these key values, Forrester places great emphasis on individual excellence, and employees at all levels, as well as executive officers, are encouraged to take initiative and lead individual projects that enhance Forrester's effectiveness. Forrester's compensation philosophy bases cash compensation on individual achievement, teamwork, and Forrester's short-term performance. This philosophy aligns employees' incentives with Forrester's objective of enhancing stockholder value over the long term through long-term incentives, principally stock options. Compensation must also be competitive with other companies in the industry so that Forrester can continue to attract, retain, and motivate key employees who are critical to the long-term success of Forrester.

     Compensation for Forrester's executive officers in 2001 consisted of three principal components: base salary, cash bonuses, and stock options.

     Base Salary. Base salaries of executive officers were determined by evaluating the responsibilities of the position, the experience and performance of the individual, and formal and informal industry comparisons.

     Cash Bonuses. Cash bonuses were determined based upon performance against individual and team goals and are funded by Forrester's overall performance against key business objectives.

     Stock Options. The principal equity compensation component of executive compensation is options granted under Forrester's stock option plan. Prior to 1996, Forrester had not issued stock options to executive officers or employees. In 1996, Forrester granted stock options, some of which vested upon consummation of Forrester's initial public offering and others of which vested over three years, to executive officers and other employees based on seniority and the position held with Forrester, and granted stock options, which vested over three years, to new executive officers who joined Forrester in 1996. Stock options generally will be granted when an executive joins Forrester, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock option participation helps to motivate and retain executives and also aligns management's incentives with long-term stock price appreciation. In determining the size of awards for 2001, the Compensation Committee considered formal and informal surveys of companies in similar businesses, recognizing that equity compensation is a key retention incentive in a company, like Forrester, that relies heavily on the quality of its analysts.

     Mr. Colony's compensation package in 2001 as Chief Executive Officer consisted of the same benefits program as other executive officers, including base salary, cash bonus, and other executive and employee benefit programs. Mr. Colony also received a stock option for 100 shares that was made to every employee of Forrester. In deciding the size of his cash bonus, the Compensation Committee considered Forrester's performance, including the increase in revenues, operating income, bookings, and agreement value, although no single factor was more important than any other.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million unless the compensation is performance based. To the extent consistent with its performance goals, it is Forrester's policy to structure compensation arrangements with its executive officers to preserve the deductibility of that compensation in light of Section 162(m).

                                          Robert M. Galford
                                          Michael H. Welles

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee composed of three outside directors: Messrs. Hornig, Welles, and Broeders. Each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers listing standards.

     The Audit Committee oversees our independent public accountants and assists the Board of Directors in fulfilling its oversight responsibilities on the matters relating to accounting, financial reporting, internal controls, and auditing by meeting regularly with the independent auditors and operating and financial personnel. The Audit Committee periodically reviews our accounting and financial controls and our policies governing compliance with laws, regulations, rules of ethics and conflicts of interest.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester's audited financial statements for the fiscal year ended December 31, 2001 with Forrester's management and Arthur Andersen LLP, Forrester's independent public accountants. The Audit Committee also discussed with Arthur Andersen LLP the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent auditors' judgments as to the quality, not just the acceptability, of Forrester's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1. (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of Arthur Andersen with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that, and the Board of Directors approved, the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          George R. Hornig
                                          Michael H. Welles
                                          Henk W. Broeders

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on our common stock to the cumulative total return on the Nasdaq Stock Market Index of U.S. Companies and the H&Q Technology index for the period commencing December 31, 1996 and ending on December 31, 2001. The chart data assumes in each case that $100 was invested on December 31, 1996 and that all dividends were reinvested. The stock performance graph is not necessarily indicative of future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

(STOCK PERFORMANCE GRAPH)

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 Forrester..........   100.00     88.35    169.90    267.48    388.83    156.43
 Nasdaq US..........   100.00    122.48    172.69    320.92    192.94    153.16
 H&Q Technology.....   100.00    132.63    204.28    453.55    310.00    207.62

                               OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission. Officers, directors, and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4, and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during fiscal 2001, except that CarolAnn Shindelar, vice president, marketing and Robert W. Davidson, managing director, Forrester Europe, each inadvertently failed to file a Form 3 on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Indemnification Agreement with Mr. Colony. We entered into an indemnification agreement with Mr. Colony, who was our sole stockholder prior to our initial public offering, relating to each party's respective tax liabilities. Under the agreement, Mr. Colony will continue to be liable for personal income taxes on our income for all periods prior to the time we ceased to be an S corporation. The agreement generally provides that we will indemnify Mr. Colony for any increase in his taxes (including interest and penalties) resulting from adjustments initiated by taxing authorities and from payments made to him under the agreement, and Mr. Colony will pay us an amount equal to any decrease in his tax liability resulting from adjustments initiated by taxing authorities. The agreement also provides that if we are determined to have been a C corporation for tax purposes at any time we reported out income as an S corporation, Mr. Colony will make a capital contribution to us in an amount necessary to hold us harmless from any taxes and interest arising from such determination up to the amount of distributions made by us to Mr. Colony prior to the termination of our S corporation election less any taxes and interest attributable to such distributions.

     Registration Rights and Non-Competition Agreement. We entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony's employment with us is terminated he will not compete with us for the one-year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register under the Securities Act shares having a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.

     Indemnification Agreement. We entered an indemnification agreement with our executive officers who were selling stockholders in our offering of common stock in February 2000. The agreement provides that we will indemnify these executive officers against any losses, claims, damages, or liabilities that arise from these executive officers' agreement to indemnify the underwriters of the offering.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of our Audit Committee, our Board of Directors has selected Deloitte & Touche LLP, certified public accountants, as our independent auditors for the fiscal year ending December 31, 2002. Arthur Andersen LLP audited our financial statements for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP and Deloitte & Touche LLP will be present at the annual meeting, and they will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

REPLACEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On April 1, 2002, our Audit Committee recommended and our Board of Directors approved of the dismissal of Arthur Andersen LLP as our independent auditor. On April 1, 2002, our Audit Committee recommended and our Board of Directors approved the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2002.

     The report of Arthur Andersen on the financial statements for our past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and through the date of dismissal of Arthur Andersen:

     - there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused Arthur Andersen to make reference to the subject matter of such disagreements in its report on our financial statements for such years; and

     - there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-K of the Securities Act of 1933.

     During our two most recent fiscal years and through the date of appointment of Deloitte & Touche as independent auditors, we have not consulted with Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or on any matter that was either the subject of a disagreement (as defined in Item 304(a)(l)(iv) of Regulation S-K), or a reportable event (as defined in Item 304(a)(l)(v) of Regulation S-K).

FEES

     Fees billed to us by Arthur Andersen LLP for services rendered during the fiscal year 2001 or related to the audit of the fiscal year 2001 financial statements were as follows:

Audit Fees..................................................  $118,500
Financial Information Systems Design and Implementation       $176,070
  Fees......................................................
All Other Fees..............................................  $340,858

     The Audit Committee has considered whether the provision of all non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2003 must be received by December 13, 2002, to be considered for inclusion in our proxy materials for that meeting.

     Stockholders who wish to make a proposal at the 2003 annual meeting, other than proposals included in the proxy materials, must notify us between February 12, 2003 and March 14, 2003. If the stockholder does not notify us by March 14, 2003, the proxies will have discretionary authority to vote on a stockholder's proposal brought before the meeting.

                                 OTHER BUSINESS

     The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter. However, if any such other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

                          ANNUAL REPORT AND FORM 10-K

     A copy of our Annual Report has been mailed with this proxy statement. Our annual report on Form 10-K filed with the Securities and Exchange Commission is available to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 400 Technology Square, Cambridge, Massachusetts 02139.

                                                                      APPENDIX A

                            FORRESTER RESEARCH, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF PLAN

The Forrester Research, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is intended to provide a method by which eligible employees of Forrester Research, Inc. ("Forrester") and of such of Forrester's subsidiaries as Forrester's Board of Directors (the "Board of Directors") may from time to time designate (such subsidiaries, together with Forrester, being hereinafter referred to as the "Company") may use voluntary, systematic payroll deductions to purchase shares of the Common Stock of Forrester (the "Stock") and thereby acquire an interest in the future of the Company. For purposes of the Plan, a "subsidiary" is any corporation in which Forrester owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

SECTION 2.  OPTIONS TO PURCHASE STOCK

Under the Plan, there is available an aggregate of not more than 200,000 shares of Stock (subject to adjustment as provided in Section 15) for sale pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees"). The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or previously issued shares acquired by the Company and held in treasury, as the Board of Directors may determine.

SECTION 3.  ELIGIBLE EMPLOYEES

Except as otherwise provided below, each Employee (a) who has completed six months or more of continuous service in the employ of the Company, and (b) whose customary employment is more than 20 hours per week, will be eligible to participate in the Plan.

     (a) Any Employee who immediately after the grant of an Option to him or her would (in accordance with the provisions of Sections 423 and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as defined in Section 424 of the Code, will not be eligible to receive an Option to purchase stock pursuant to the Plan.


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
     (b) No Employee will be granted an Option under the Plan which would permit his or her rights to purchase shares of stock under all employee stock purchase plans of Forrester and parent and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the Option is granted) for each calendar year during which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423 and 424(d) of the Code.

     (c) For purposes of determining eligibility hereunder, the Board of Directors, acting by and through the Director, Operations or any other authorized officer, may grant past service credit to Employees of the Company in a uniform and non-discriminatory manner for periods of continuous service provided with respect to any company acquired (whether by asset or stock purchase) of the Company.

SECTION 4.  METHOD OF PARTICIPATION

The first stock option period (the "Initial Option Period") for which Options may be granted hereunder shall commence on the date of the prospectus used in connection with Forrester's initial public offering and end on June 30, 1997. The Initial Option Period and each subsequent six-month period following the end of the Initial Option Period shall be referred to as an "Option Period". Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with
Section 5. Such Eligible Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided in the Plan.

SECTION 5.  PAYROLL DEDUCTION

The payroll deduction authorization will request withholding at a rate (in whole percentages) of not less than 2% nor more than 10% from the Participant's Compensation by means of substantially equal payroll deductions over the Option Period. In no event shall more than $10,000 be withheld with respect to any Participant for any Option Period. For purposes of the Plan, "Compensation" will mean all compensation paid to the Participant by the Company and currently includible in his or her income, including bonuses, commissions, and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under Section 415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code. A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 2%) at any time during an

Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable, as determined by the Board of Directors acting by and through the Director, Operations or any other authorized officer, following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant.

SECTION 6.  GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Period. Such Option will be for the number of whole shares (not in excess of the share maximum as hereinafter defined) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the purchase price per share of the Stock determined under Section 7. For purposes of the preceding sentence, the share maximum with respect to any Option for any Option Period shall be the largest number of shares which, when multiplied by the fair market value of a share of Stock at the beginning of the Option Period, produces a dollar amount of $12,500 or less. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

SECTION 7.  PURCHASE PRICE

The purchase price of Stock issued pursuant to the exercise of an Option will be 85% of the fair market value of the Stock at (a) the time of grant of the Option or (b) the time at which the Option is deemed exercised, whichever is less. Fair market value on any given day will mean the Closing Price of the Stock on such day or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price, provided that in the case of Options granted during the first Option Period, fair market value at the time of grant of the Option shall mean the initial public offering price of the Stock. The "Closing Price" of the Stock on any business day will be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the fair market value as determined by the Board of Directors. A good faith determination by the Board of Directors as to fair market value shall be final and binding.

SECTION 8.  EXERCISE OF OPTIONS


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
Each Employee who is a Participant in the Plan on the last day of an Option Period will be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account will be applied to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter certificates for said shares will be issued and delivered to the Participant. In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the account shall be returned to the Participant; provided, however, that if the balance left in the account consists solely of an amount equal to the value of a fractional share, it will be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional shares will be issued hereunder.

Notwithstanding anything herein to the contrary, Forrester's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 9.  INTEREST

No interest will be payable on withholding accounts.

SECTION 10.  CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option by written notice delivered to the Company. Upon such cancellation, the Participant's withholding account balance will be returned to him or her.

A Participant may terminate a payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates a payroll deduction authorization prior to the last business day of an Option Period will be deemed to have cancelled the related Option.

Any Participant who cancels an Option or terminates a payroll deduction authorization may at any time thereafter again become a Participant in accordance with Section 4.

SECTION 11.  TERMINATION OF EMPLOYMENT


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
Subject to Section 12, any person will cease to be a Participant upon termination of employment with the Company for any reason, and any Option held by such Participant under the Plan will be deemed cancelled. The Company will return the balance of the withholding account to the Participant, who will have no further rights under the Plan.

SECTION 12.  DEATH OF PARTICIPANT

A Participant may file a written designation of beneficiary specifying who is to receive any Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the Participant's election to either (i) cancel the Participant's Option upon his or her death, as provided in Section 10 or (ii) apply as of the last day of the Option Period the balance of the deceased Participant's withholding account at the time of death to the exercise of the related Option, pursuant to Section 8 of the Plan. In the absence of a valid election otherwise, a Participant's death will be deemed to effect a cancellation of the Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company will deliver to such beneficiary such Stock and/or cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of a Participant as the Company may determine. No beneficiary will, prior to the death of the Participant by whom he has been designated, acquire any interest in any Stock or cash credited to the Participant under the Plan.

SECTION 13.  PARTICIPANT'S RIGHTS NOT TRANSFERABLE

All Participants will have the same rights and privileges under the Plan. All rights and privileges under any Option may be exercisable during a Participant's lifetime only by the Participant, and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by him or her may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan will terminate.

SECTION 14.  EMPLOYMENT RIGHTS


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
Nothing contained in the provisions of the Plan will be construed to give to any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

SECTION 15.  CHANGE IN CAPITALIZATION

In the event of any change in the outstanding Stock of Forrester by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, and the Option price will be appropriately adjusted.

SECTION 16.  ADMINISTRATION OF PLAN

The Plan will be administered by the Board of Directors, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it will deem necessary or advisable. The Board of Director's determinations hereunder shall be final and binding.

SECTION 17.  AMENDMENT AND TERMINATION OF PLAN

Forrester reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment relating to the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 15) or to the Employees (or class of Employees) eligible to receive Options under the Plan will have no force or effect unless it is approved by the shareholders within twelve months before or after its adoption.

The Plan shall terminate automatically following the end of the first Option Period beginning in 2006; provided, however, that the Board of Directors in its discretion may extend the Plan for one or more Option Periods. The Plan may be earlier suspended or terminated by the Board of Directors, but no such suspension or termination will adversely affect the rights and privileges of holders of outstanding Options. The Plan will terminate in any case when all or substantially all the Stock reserved for the purposes of the Plan has been purchased.

SECTION 18.  APPROVAL OF SHAREHOLDERS

The Plan is subject to the approval of the shareholders of Forrester, which approval must be secured within twelve months before or after the date the Plan is adopted by the Board of Directors, and any Option granted hereunder prior to such approval is conditioned on such approval being obtained prior to the exercise thereof.

                                                                      APPENDIX B

                            FORRESTER RESEARCH, INC.

                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


     1. PURPOSE

     The purpose of this Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of Forrester Research, Inc. (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through the awarding of options ("Options") to purchase shares of the Company's common stock (the "Stock").

     2. ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant Options in accordance with the Plan to such directors as are eligible to receive Options;
(b) to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

     3. EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which the Plan is approved by the Board of Directors of the Company, subject to approval by the shareholders of the Company. No Option shall be granted under the Plan after the completion


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


of ten years from the date on which the Plan was adopted by the Board, but Options previously granted may extend beyond that date.

     4. SHARES SUBJECT TO THE PLAN

     (a) NUMBER OF SHARES. Subject to adjustment as provided in Section 4(c), the aggregate number of shares of Stock that may be delivered upon the exercise of Options granted under the Plan shall be 300,000. If any Option granted under the Plan terminates without having been exercised in full, the number of shares of Stock as to which such Option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) SHARES TO BE DELIVERED. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, after the effective date of the Plan, the number and kind of shares of stock or securities of the Company subject to Options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     5. ELIGIBILITY FOR OPTIONS

     Directors eligible to receive Options under the Plan ("Eligible Directors") shall be those directors who are not employees of the Company or of any subsidiary of the Company.


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


     6. TERMS AND CONDITIONS OF OPTIONS

     (a) FORMULA OPTIONS.

     On the date that the Company first files a registration statement under the Securities Act of 1933 covering shares of Stock, each person who has agreed to serve as a director and who, upon commencing such service, would be an Eligible Director shall be awarded on such date an Option covering 6,000 shares of Stock. Each Eligible Director elected for the first time thereafter shall also be awarded on the date of his or her first election an Option covering 6,000 shares of Stock. In addition, immediately following the annual meeting of shareholders, each Eligible Director shall be awarded an Option covering 12,500 shares of Stock. The Options awarded under this paragraph (a) are referred to as "Formula Options."

     (b) DISCRETIONARY OPTIONS. The Committee shall also have the authority under this Plan to award Options to purchase Stock to Eligible Directors in such amounts and on such terms not inconsistent with this Plan as it shall determine at the time of the award. The Options awarded under this paragraph (b) are referred to herein as "Discretionary Options."

     (c) EXERCISE PRICE. The exercise price of each Formula Option shall be (i) in the case of Options granted prior to the Company's initial public offering, the low end of the estimated price range reflected in the registration statement and (ii) 100% of the fair market value per share of the Stock at the time the Option is granted. The exercise price of each Discretionary Options shall be set by the Committee. In no event, however, shall the Option price be less, in the case of an original issue of authorized stock, than par value per share. For purposes of this paragraph, the fair market value of a share of Stock will be the mean between the high and low sale prices as reported on the principal market on which the Stock is traded or, if no sales are reported, the fair market value as determined in good faith by the Committee.

     (d) DURATION OF OPTIONS. The latest date on which an Option may be exercised (the "Final Exercise Date") shall be the date which is ten years from the date the Option was granted.

     (e) EXERCISE OF OPTIONS.

     (1) Each Formula Option shall become exercisable as to one quarter of the shares covered thereby on each anniversary of the date of the grant; provided, however, that the initial Formula Option for 6,000 shares shall become exercisable as to one quarter of the shares on the date of the award (or on the date of Company's initial public offering in the case of such options granted prior to the Company's initial public offering) and as to one quarter of the shares on each of the next threeanniversaries of that date. Each Discretionary Option shall become exercisable at such time or times as the Committee shall determine.

     (2) Any exercise of an Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of shares for which the Option is exercised.

     (3) If an Option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the Option has been transferred by the director's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Option.

     (f) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (ii) if so permitted by the terms of the Option, (A) through the delivery of shares of Stock (which, in the case of shares of Stock acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by having the Company hold back from the shares transferred upon exercise Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (C) by delivery of a promissory note of the Option holder to the Company, such note to be payable on such terms as are specified or (D) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (E) by any combination of the permissible forms of payment; PROVIDED, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than with a personal check or promissory note of the Option holder.

     An Option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him or her under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (g) NONTRANSFERABILITY OF OPTIONS. Except as the Committee shall otherwise provide, no Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an Option may be exercised only by him or her.

     (h) DEATH. Except as the Committee shall otherwise provided, upon the death of any director granted Options under this Plan, all Options not then exercisable shall terminate. All Options held by the director that are exercisable immediately prior to death may be exercised by his or her executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the director's death (subject, however, to the limitations of Section 6(d) regarding the maximum exercise period for such Option). After completion of that one-year period, such Options shall terminate to the extent not previously exercised.

     (i) OTHER TERMINATION OF STATUS OF DIRECTOR. Except as the Committee shall otherwise provided, if a director's service with the Company terminates for any reason other than death, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(d)). After completion of that three-month period, such Options shall terminate to the extent not previously exercised, expired or terminated.

     (j) MERGERS, ETC. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a consolidation or merger in which the holders of Stock of the Company acquire a majority of the voting stock of the surviving corporation) or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of a sale or transfer of substantially all of the Company's assets or a dissolution or liquidation of the Company, all Options hereunder will terminate; PROVIDED, that 20 days prior to the effective date of any such merger, consolidation, sale, dissolution, or liquidation, all Options outstanding hereunder that are not otherwise exercisable shall become immediately exercisable. Notwithstanding the foregoing, in the event that a transaction covered by this Section 6(j) is a merger or consolidation intended to qualify as a pooling of interests for accounting purposes, then the acquiring or surviving corporation shall assume, or otherwise provide replacement options for, all Options outstanding under this Plan, with such adjustments to the number of shares covered by such Option and the exercise price thereof as may be necessary to reflect the exchange ratio provided for in the merger or consolidation. Such substitute options shall otherwise be on terms and conditions substantially equivalent to those set forth in this Plan, shall be immediately exercisable and, except as to Eligible Directors who become directors of the acquiring or surviving corporation, shall terminate on the 180th day following the consummation of the merger or consolidation. Options held by Eligible Directors who become directors of the acquiring or surviving corporation shall be governed, mutatis mutandis, by the provisions of this Plan and the agreement evidencing the Option surrendered in substitution.

     7. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT, TERMINATION AND EFFECTIVENESS

     Neither adoption of the Plan nor the grant of Options to a director shall affect the Company's right to grant to such director Options that are not subject to the Plan, to issue to such directors Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to directors.

                                                                      APPENDIX C

                                  DETACH HERE

                                     PROXY

                            FORRESTER RESEARCH, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR AN ANNUAL MEETING, MAY 14, 2002

     The undersigned appoints George F. Colony and Timothy J. Moynihan, Esq., and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:00 a.m. on Tuesday, May 14, 2002, or any adjournments thereof, for the following purposes set forth on the reverse side.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, the proxy will be voted: (1) FOR the election of the directors; (2) FOR an increase in the number of shares of Common Stock available for purchase under Forrester's 1996 Employee Stock Purchase Plan; and (3) FOR an increase in the number of shares of Common Stock available for issuance under Forrester's 1996 Stock Option Plan for Non-employee Directors.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

FORRESTER RESEARCH, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                  DETACH HERE

     Please mark
[X]  votes as in
     this example.


1. To elect two Class I directors to serve until the 2005 Annual Meeting of Stockholders;

   Nominees: (01) George F. Colony and (02) Michael H. Welles.

                          FOR                 WITHHELD
                   [ ]    BOTH           [ ]  FROM BOTH
                        NOMINEES              NOMINEES

          [ ]_____________________________________________
                For all nominees except as noted above

                                                                         ABSTAIN
                                                FOR        AGAINST        FROM
                                              INCREASE     INCREASE       VOTE
2. To approve an increase in the number         [ ]          [ ]           [ ]
   of shares of Common Stock available
   for purchase under Forrester's 1996
   Employee Stock Purchase Plan:

                                                                         ABSTAIN
                                                FOR        AGAINST        FROM
                                              INCREASE     INCREASE       VOTE
3. To approve an increase in the number         [ ]          [ ]           [ ]
   of shares of Common Stock available
   for issuance under Forrester's 1996
   Stock Option Plan for Non-employee
   Directors:

4. To transact such other business as may properly come before the meeting and any adjournments thereof.




                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as your name appears hereon. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:______________ Date:_________ Signature:______________ Date:_________